Exhibit 99.1






                               Durel Corporation
                                 Balance Sheets
                             (dollars in thousands)

                                                                             As of                  As of
                                                                      September 28, 2003      December 29, 2002
                                                                          (unaudited)             (unaudited)
                                                                    ------------------------------------------------
Assets
Current assets:
     Cash and cash equivalents                                                       $8,344                  $3,614
     Accounts receivable, net                                                         8,333                  11,545
     Inventories, net:
          Raw materials                                                                 631                     943
          In-process and finished goods                                               4,001                   5,440
                                                                    ------------------------------------------------
               Total inventories                                                      4,632                   6,383
     Prepaid expenses and other                                                         298                      13
                                                                    ------------------------------------------------
Total current assets                                                                 21,607                  21,555

Non-current pension asset                                                               563                     563
Deferred tax assets                                                                   1,863                   1,863
Property, plant and equipment, net of accumulated
     depreciation of $18,002 and $14,908)                                            19,355                  21,228
                                                                    ------------------------------------------------
Total assets                                                                        $43,388                 $45,209
                                                                    ================================================

Liabilities and shareholders' equity
Current liabilities
     Accounts payable                                                                $3,668                  $6,225
     Accrued payroll and related expenses                                             2,376                   3,609
     Accrued liabilities                                                              1,196                   1,199
     Payable to shareholders                                                            360                     966
     Income taxes payable                                                               782                   1,631
                                                                    ------------------------------------------------
Total current liabilities                                                             8,382                  13,630

Deferred tax liability                                                                1,439                   1,371

Contingencies
                                                                                          -                       -

Shareholders' equity:

     Common shares, par value $.01 per share Authorized shares - 150,000 Issued
          and outstanding shares - 2,000                                                  -                       -
     Additional paid-in capital                                                       7,040                   7,040
     Retained earnings                                                               26,527                  23,168
                                                                    ------------------------------------------------

Total shareholders' equity                                                           33,567                  30,208
                                                                    ------------------------------------------------
Total liabilities and shareholders' equity                                          $43,388                 $45,209
                                                                    ================================================





                              The accompanying notes are an integral part of these financial statements.






                                                                   Exhibit 99.1

                                                           Durel Corporation
                                                         Statements of Income
                                                        (dollars in thousands)


                                                                      For the Nine-Months    For the Nine-Months
                                                                             Ended                  Ended
                                                                      September 28, 2003      September 29, 2002
                                                                            (unaudited)             (unaudited)

Net sales                                                                           $51,331                 $59,076
Cost of goods sold                                                                   29,243                  34,313
                                                                    ------------------------------------------------

Gross Profit                                                                         22,088                  24,763

Costs and expenses:
     Selling and administrative                                                       6,377                   6,508

     Research and development                                                         2,410                   2,509
                                                                    ------------------------------------------------

Income from operations                                                               13,301                  15,746

Other (expense) income:
     Interest income                                                                     77                      50

     Interest expense                                                                    -                     (512)
     Other                                                                            (154)                    (186)
                                                                    ------------------------------------------------

Income before income taxes                                                           13,224                  15,098
Provision for income taxes                                                           (3,968)                 (4,531)
                                                                    ------------------------------------------------

Net income                                                                           $9,256                 $10,567
                                                                    ================================================



                              The accompanying notes are an integral part of these financial statements.


                                                                Exhibit 99.1

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

                                                           Durel Corporation
                                                       Statements of Cash Flows
                                                        (dollars in thousands)



                                                                      For the Nine-Months    For the Nine-Months
                                                                             Ended                  Ended
                                                                      September 28, 2003      September 29, 2002

                                                                           (unaudited)              (unaudited)

Operating Activities
Net income                                                                           $9,256                 $10,567
Adjustments to reconcile net income to net cash provided by
operating
     activities:
          Depreciation                                                                2,201                   2,376
          Changes in operating assets and liabilities:
               Accounts receivable                                                    3,212                 (2,677)
               Inventories                                                            1,751                   1,561
               Prepaid expenses and other                                             (285)                    (36)

               Accounts payable and accrued liabilities                             (4,421)                   1,536
                                                                    ------------------------------------------------

Net cash provided by operating activities                                            11,714                  13,327

Investing Activities
Purchase of property, plant and equipment                                             (328)                   (257)
                                                                    ------------------------------------------------

Net cash used in investing activities                                                 (328)                   (257)

Financing Activities

Repayments of long term debt                                                             -                  (4,000)

Proceeds from long term debt                                                             -                   1,451
Repayments of borrowings from shareholders                                            (656)                 (5,000)

Dividends to shareholders                                                           (6,000)                      -
                                                                    ------------------------------------------------

Net cash used in financing activities                                               (6,656)                 (7,549)
                                                                    ------------------------------------------------

Net increase in cash and cash equivalents                                             4,730                   5,521
Cash and cash equivalents at the beginning of the period                              3,614                   1,172
                                                                    ------------------------------------------------

Cash and cash equivalents and the end of the period                                  $8,344                  $6,693
                                                                    ================================================














                              The accompanying notes are an integral part of these financial statements.


                                DUREL CORPORATION
                               SUPPLEMENTARY NOTES


A. The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and
     Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. For further information regarding Durel's accounting policies, refer to the audited financial statements and footnotes of Durel for the fiscal year ended December 29, 2002, which have been filed with the Rogers Corporation's Annual Report on Form 10-K for fiscal year ended December 29, 2002 and are incorporated by reference herein.

B. Durel Corporation was incorporated on June 1, 1988, in the state of Delaware. Durel operates in one operating segment and engages primarily in the research, development, manufacture, and sales of electroluminescent products. Until September 30, 2003, Durel was a joint venture of Rogers Corporation and Minnesota Mining and Manufacturing Company (the "shareholders").

C. Durel's effective tax rate was 30% for the first nine months of 2003 and 2002, respectively. The effective tax rate is lower than the statutory rate due to various tax benefits, including nontaxable foreign sales income and research and development credits. Income taxes paid were $5,600,000 and $4,815,000 in the first nine months of 2003 and 2002, respectively.

D. In connection with the sale of Durel's products, Durel reimburses one of the shareholders for the selling costs and pays no commission. Selling costs reimbursed to this shareholder were approximately $235,000 and $120,000 for the nine months ended September 28, 2003 and September 29, 2002, respectively. The other shareholder bears a large portion of the selling costs and receives a commission ranging from 2.5 to 5 percent of sales. Commissions earned by this shareholder were approximately $2,149,000 and $2,465,000 for the nine months ended September 28, 2003 and September 29, 2002, respectively.

E. Durel's payable to shareholders in 2003 and 2002 represents amounts due to the Shareholders for various costs paid on behalf of Durel, including items such as research and development, general corporate overhead, and various marketing charges. Amounts paid to the shareholders for these respective costs were $352,000 and $703,000 for the nine months ended September 28, 2003 and September 29, 2002, respectively.

     On September 24, 1999, Durel executed a promissory note with one of its shareholders under which the Shareholder would make funds available to Durel from time to time. The promissory note was amended in September 2001 to increase the available borrowing amount to $8 million and to extend the maturity date through September 2002. The note accrued interest at prime. Durel had $5 million outstanding under this note on December 30, 2001 but repaid the note prior to the maturity in 2002. The borrowing facility was terminated when it was paid off. Interest paid on this note in 2003 and 2002 was $0 and $51,000, respectively.

F. On January 4, 1999, Durel converted a $10 million unsecured revolving line of credit agreement with a bank into a term loan. The loan was guaranteed by one of the Shareholders, bearing interest at a fixed rate of LIBOR plus
     1.05 percent. On January 2, 2002, Durel amended this term loan and merged the outstanding balance of the term loan in the amounts of $7.8 million and $2.2 million outstanding under Durel's unsecured revolving line of credit into a new loan in the amount of $10 million. On January 3, 2002, Durel also entered into an interest rate swap agreement to fix the effective interest rate on the term loan at 5.44 percent. On December 11, 2002, Durel paid off the term loan. In addition, Durel paid approximately $390,000 to settle the interest rate swap agreement with the bank. Durel's line of credit was terminated in connection with paying off the loan. Interest paid during the nine months ended September 28, 2003 and September 29, 2002 was $0 and $485,000, respectively.

                                                                    Exhibit 99.1

G. The nature and scope of Durel's business bring it in regular contact with the general public and a variety of businesses and government agencies. Such activities inherently subject Durel to the possibility of litigation, including environmental and product liability matters that are defended and handled in the ordinary course of business. Durel has established accruals for matters for which management considers a loss to be probable and reasonably estimable. It is the opinion of management that facts known at the present time do not indicate that any such matters, after taking into account insurance coverage and the aforementioned accruals, would have a material adverse effect on the financial position of Durel.